                                                             Exhibit 6(E)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT
                            DATED: SEPTEMBER 23, 2002

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

                                         ANNUAL
                                     SUB-ADVISER FEE                         LAST CONTINUED/
                               (AS A PERCENTAGE OF AVERAGE                     APPROVED BY
      SERIES                        DAILY NET ASSETS)                             BOARD                REAPPROVAL DATE
      ------                        -----------------                             -----                ---------------
ING Research                0.20%                                            August 20, 2002          September 1, 2003
Enhanced Index Fund

ING Convertible Fund        0.3375% of first $500 million of                  April 9, 2003           September 1, 2003
                            assets
                            0.3038% of next $500 million of
                            assets
                            0.2925% of assets in excess of
                            $1 billion

ING Equity and Bond         0.3375% of first $500 million of                  April 9, 2003           September 1, 2003
Fund                        assets
                            0.3038% of next $500 million of
                            assets
                            0.2925% of assets in excess of
                            $1 billion

ING Financial               0.4500% of first $30 million of                   April 9, 2003           September 1, 2003
Services Fund               assets
                            0.3375% of next $95 million of
                            assets
                            0.3150% of assets in excess of
                            $125 million

ING Growth                  0.4275%                                           April 9, 2003           September 1, 2003
Opportunities Fund

ING Large Company           0.3375% of first $100 million of                  April 9, 2003           September 1, 2003
Value Fund                  assets
                            0.2700% of assets in excess of
                            $100 million
                            0.2250 of assets in excess of
                            $150 million up to $250 million
                            0.1800% of assets in excess of
                            $250 million

ING MidCap                  0.4500%                                           April 9, 2003           September 1, 2003
Opportunities Fund

ING SmallCap                0.4500%                                           April 9, 2003           September 1, 2003
Opportunities Fund

ING Tax Efficient           0.4500%                                           April 9, 2003           September 1, 2003
Equity Fund